AMENDMENT

PARTICIPATION AGREEMENT

The Participation Agreement (the “Agreement”), dated May 1, 2000, as amended May 1, 2003, April 30, 2004, and July 15, 2005, by and among AIM Variable Insurance Funds (“AVIF”), a Delaware trust; AIM Distributors, Inc.(“AIM”), a Delaware corporation, Symetra Life Insurance Company and Symetra Securities Inc., is hereby amended as follows:

WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds was renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds). All references to AIM Variable Insurance Funds is hereby deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds).

WHEREAS, on March 31, 2008, AIM Distributors, Inc. was renamed Invesco Aim Distributors, Inc.. Effective April 30, 2010, Invesco Aim Distributors, Inc. was renamed Invesco Distributors, Inc. All references to AIM Distributors, Inc. and Invesco Aim Distributors, Inc. are hereby deleted and replaced with Invesco Distributors, Inc.

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

ALL SERIES I AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

SEPARATE ACCOUNTS UTILIZING THE FUNDS

ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

ALL CONTRACTS FUNDS BY THE SEPARATE ACCOUNTS

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 30, 2010

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

Attest:                         By:
Name: Peter Davidson            Name:    John M. Zerr
Title: Assistant Secretary            Title:     Senior Vice President

INVESCO DISTRIBUTORS, INC.

Attest:                         By:
Name: Peter Davidson            Name:    John S. Cooper
Title: Assistant Secretary            Title:     President

SYMETRA LIFE INSURANCE COMPANY

Attest:                         By:

Name: Jacqueline Veneziani            Name:    Jennifer Davies

Title:     Senior Counsel            Title:     Senior Vice President

SYMETRA SECURITIES, INC.

Attest:                         By:

Name: Kathryn S. Jurus            Name:    Linda C. Mahaffey

Title:     Paralegal                Title:     President

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